EXHIBIT 99.1

NEWS RELEASE

October 8, 2003

Torrance, California

Summa Industries Announces 4th Quarter and Year-end Results

Summa Industries (NNM:SUMX) reports earnings of $948,000, or $.18 per common share, on sales of $26,688,000 for the three months ended August 31, 2003, versus earnings of $1,705,000, or $.33 per common share, on sales of $31,106,000 for the three months ended August 31, 2002.

Sales declined 14% from the prior year 4th quarter primarily due to reduced sales of the Company’s lighting products, which are used in non-residential construction. In the quarter ended August 31, 2002, the reported EPS of $.33 included a benefit of $.10 per share from the sale of a facility and was after a $.05 per share charge for goodwill amortization, which was discontinued at the beginning of fiscal 2003.

	Three months ended August 31		Years ended August 31
	2003	2002	2003	2002
Sales	$26,688,000	$31,106,000	$111,140,000	$116,241,000
Income before cumulative effect of a change in accounting principle	$948,000	$1,705,000	$3,558,000	$3,929,000
Diluted EPS before cumulative effect of a change in accounting principle	$.18	$.33	$.63	$.76

The Company’s earnings conference call will be held at 6:30 a.m. Pacific Time, October 8, 2003.  The call in number is
800-915-4836.

The call will also be simulcast and archived by  www.vcall.com.

Summa Industries manufactures proprietary plastic components for industrial and commercial markets.

For further information, contact James R. Swartwout, (310) 792-7024; Fax (310) 792-7079; jim@summaindustries.com or visit www.summaindustries.com.

Summa Industries

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

	August 31, 2002	August 31, 2003
ASSETS

Current assets:
Cash and cash equivalents	$690,000	$380,000
Accounts receivable	17,594,000	15,729,000
Inventories	12,313,000	11,645,000
Prepaid expenses and other	3,181,000	2,710,000

Total current assets	33,778,000	30,464,000
Property, plant and equipment, net	26,820,000	26,112,000
Other assets	124,000	2,518,000
Goodwill and other intangibles, net	36,843,000	9,422,000

Total assets	$97,565,000	$68,516,000

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$6,410,000	$5,302,000
Accrued liabilities	6,001,000	5,015,000
Current maturities of long-term debt	5,066,000	3,896,000

Total current liabilities	17,477,000	14,213,000

Long-term debt, net of current maturities	19,845,000	16,219,000
Other long-term liabilities	4,658,000	2,601,000

Total long-term liabilities	24,503,000	18,820,000

Mandatorily redeemable convertible preferred stock	5,366,000	6,103,000

Total stockholders’ equity	50,219,000	29,380,000

Total liabilities and stockholders’ equity	$97,565,000	$68,516,000

Summa Industries

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three months ended August 31		Years ended August 31
	2002	2003	2002	2003

Net sales	$31,106,000	$26,688,000	$116,241,000	$111,140,000
Cost of sales	22,780,000	20,297,000	85,765,000	83,336,000

Gross profit	8,326,000	6,391,000	30,476,000	27,804,000
Selling, general, administrative and other expenses	5,878,000	4,654,000	22,634,000	21,005,000
(Gain) on sale of facility	(723,000)	—	(723,000)	—

Operating income	3,171,000	1,737,000	8,565,000	6,799,000
Interest expense	520,000	314,000	2,500,000	1,481,000

Income before income taxes and cumulative effect of a Change in accounting principle	2,651,000	1,423,000	6,065,000	5,318,000
Provision for income taxes	946,000	475,000	2,136,000	1,760,000

Income before cumulative effect of a change in accounting principle	1,705,000	948,000	3,929,000	3,558,000
Cumulative effect of a change in accounting principle	—	—	—	(22,343,000)

Net income (loss)	$1,705,000	$948,000	$3,929,000	$(18,785,000)

Preferred stock accretion	$202,000	$184,000	$491,000	$737,000

Net income (loss) available to common stockholders:
Before cumulative effect of a change in accounting Principle	$1,503,000	$764,000	$3,438,000	$2,821,000
After cumulative effect of a change in accounting Principle	$1,503,000	$764,000	$3,438,000	$(19,522,000)

Earnings per common share before cumulative effect of a change in accounting principle
Basic	$.34	$.18	$.78	$.65
Diluted	$.33	$.18	$.76	$.63

Earnings (loss) per common share after cumulative Effect of a change in accounting principle
Basic	$.34	$.18	$.78	$(4.48)
Diluted	$.33	$.18	$.76	$(4.48)

Weighted average common shares outstanding
Basic	4,427,000	4,246,000	4,398,000	4,359,000
Diluted	4,545,000	4,308,000	4,512,000	4,449,000